                                                                    EXHIBIT 10.4

Shenzhen Land Agreement No. (2001 No. 3050)

                      CONTRACT FOR GRANT OF LAND USE RIGHT

                                       of

                              SHENZHEN MUNICIPALITY

       Shenzhen Municipal Administration of Planning and State-owned Land

(The real estate title certificate has been issued.)

                                                      Plot serial no.: T205-0017
                                                      Land use plan no.: 2001-13

          CONTRACT FOR GRANT OF LAND USE RIGHT OF SHENZHEN MUNICIPALITY

                    Shenzhen Land Agreement (2001) No. 3050

I.   Parties to the Contract

GRANTOR: Shenzhen Municipal Administration of Planning and State-owned Land (hereinafter referred to as "Party A")

Legal Representative:   Name: Liu Jiasheng   Position: Director

Address: 3 Zhenxing Road, Futian District, Shenzhen   Tel no.: 3788590

GRANTEE: Cayman Mindray Medical Electronics (Shenzhen) Co., Ltd. (hereinafter referred to as "Party B")

Legal Representative:   Name: Li Xiting   Position: Chairman

Address: 3/F New Energy Building, Nanshan District, Shenzhen   Tel no.: 6052356

II. This Contract is entered into by and between Party A and Party B in accordance with the relevant national laws and regulations and the local regulations of Shenzhen Municipality and in adherence to the principle of equality, voluntariness and compensation.

III. The land whose use right has been granted by Party A hereunder shall still be owned by the People's Republic of China. Underground natural resources and objects buried underground shall not be included in the scope of the grant hereunder.

IV. Party A shall grant the use right of the land with a plot serial number of T205-0017 and with an area of 8,746.2 square meters (see the delineated boundaries in red in the plot map) on the date hereof. Party B has no objection to the current status of the plot. The land shall be deemed to be delivered by Party A to Party B as of the date hereof.

V. The term of the grant of the land use right under this Contract shall be 50 years, commencing from July 18, 2001 to July 17, 2051.

VI. The purpose of the land use right granted hereunder is for the land use in Shenzhen Hi-tech Industrial Park.

VII. The nature of the land hereunder is not for the purpose of commercial residence and the land shall not be used for real estate development.

     1. The land hereunder shall only be used in the project approved to be domiciled in Shenzhen High-tech Industrial Park by the management office of the park;

     2. If Party B fails to make 30% of the investment in the structures within one year after the date hereof, Party A may terminate the Contract, withdraw the land use right and refund the land development fees and civil infrastructure charges;

     3. If the land user fails to complete the construction before the completion date defined herein, Party A may terminate this Contract and withdraw the land use right. The above-ground appurtenances shall be demolished by the land users.

VIII. Requirements on Use of the Land

     (I) Nature of the main building: land use in Shenzhen High-tech Industrial Park.

     (II) Building coverage (building density): <30%;

     (III) Building plot ratio (floor area ratio): 1.7;

     (IV) The total floor area for calculating the plot ratio is no more than 15,000 square meters;

     (V)  Number of storey: <= 7 storeys;

     (VI) Distance to the red line and the requirements on the overall layout:

          North: 10 meters, South: 6 meters, East: 6 meters, West: 6 meters.

     (VII) Greenery coverage: _____/_____

     (VIII) Formation level of construction site (Yellow Sea Datum): _____;_____

     (IX) Distance between buildings: as per the standards

     (X)  Others:

          (1) Domestic sewage shall be treated through a septic tank and discharged into the city sewage collection system.

          (2)  Capacity of parking lot: 75 vehicles.

     The architectural design shall comply with the provisions of the applicable architectural design criteria and standards of the state.

IX. Party B agrees to be responsible for the landscaping, management and maintenance of the green plot of ____/____ square meters (see the delineated boundaries in green in the plot map) and bear all the expenses in connection therewith. The property right in the green plot shall belong to the government and Party B shall be subject to the inspection and supervision carried out by the city gardening and landscaping department.

     Party B agrees to be responsible for construction of the road of __/___ square meters (see the delineated boundaries in brown in the plot map) and bear all the expenses in connection therewith. The property right in the road shall belong to the government and the road shall be a free passage for vehicles and passers-by.

     X. The land premium for the plot hereunder shall be RMB __/__, the land development fees shall be RMB 874,620, and the civil infrastructure charges shall be RMB 2,099,088, totaling RMB 2,973,708.

     Party A and Party B agree to apply 20% of the land premium to down payment for entering into this Contract.

XI. Party B agrees to pay the land premium, land development fees and civil infrastructure charges in the method listed below as option 1:

     (I) in a lump sum payment by Party B concurrently with the execution of this Contract; or

     (II) payment in installments and the interest accrued on each installment. Party B will be charged 1% of the monthly interest rate for each installment. The installments shall be made by Party B as follows:

          1. to make the first installment (including the down payment) on ____/____ in the amount of RMB ______/______;

          2. to make the second installment on _____/_____ in the amount of RMB _________/________;

          3. to make the third installment on _____/_____ in the amount of RMB _________/________;

          4. to make the fourth installment on _____/_____ in the amount of RMB _________/________.

XII. If Party B fails to make the full payment of the land premium, land development fees and civil infrastructure charges within the term specified herein, it shall be imposed a late payment charge at the rate of 0.05% of the amount payable for each day of delay. If Party B delays in making any payment for over sixty days, Party A may terminate this Contract and withdraw the land use right without giving any compensation.

     Where Party B only makes the down payment, it shall forfeit such payment. Where Party B has applied the down payment to the land premium, Party A shall charge Party B the liquidated damages in the amount of 20% of the aggregate of the land development fees and civil infrastructure charges and refund the remaining amount to Party B and Party B shall forfeit the structures and appurtenances under construction over the land.

XIII. In addition to payment of the land premium, land development fees and civil infrastructure charges by Party B to Party A, Party B shall also pay the land use fees annually as provided by the relevant regulations. Concurrently with the execution of this Contract, Party B shall complete the formalities for registration of land use fees.

XIV. During the term of this Contract, if Party B fails to pay the land premium, land development fees and civil infrastructure charges as provided herein and pay the land use fees as provided by the relevant regulations, Party A may refuse to handle the applications for real estate title registration, construction permit and other related formalities or take other restrictive measures.

XV. Party B may transfer, sublease, mortgage the land use right granted hereunder or make such land use right for other business purposes within the term of the land use right in accordance with the applicable laws and regulations and the local regulations of Shenzhen Municipality and this Contract. Party B's legal rights and interests granted in connection therewith shall be protected by law. Party B's development, use and operation of the land hereunder shall not impair the social benefits. Party B shall not dispose the plot in any way before the land use right registration is completed and the real estate title certificate is obtained by Party B.

XVI. Upon expiry of the term of the land use right granted hereunder, Party A may take back such land use right without giving any compensation and the structures and appurtenances above the land shall be acquired by Party A free of compensation. Party B undertakes to surrender the land and the above-ground structures and appurtenances to Party A on July 18, 2051 and complete the formalities for real estate title deregistration within ten days upon expiry of the term defined herein otherwise Party A may directly deregister such title.

     If Party B intends to continue to use the plot, it may apply for a renewal of the right granted hereunder six months prior to the expiry of the term hereof. After Party A approves and confirms the new term of the granted land use right, land premium and other terms, Party B may enter into a new contract for grant of land use right with Party A, pay the land premium, land development fees and civil infrastructure charges and complete the formalities for land use right registration.

XVII. Party B agrees, in case that Party A needs to notify Party B of any matter in connection herewith during the performance of this Contract, Party A may send such notice in a registered mail to the address of Party B set forth herein or make a public announcement through the media to that effect.

XVIII. The Land Use Rules shall be a constituent part of this Contract and shall have the legal effect equal to that of the Contract. Party B shall abide by the Land Use Rules.

XIX. The conclusion, validity, interpretation and performance hereof as well as resolution of disputes hereunder shall be governed by the laws of the PRC.

XX. If any dispute arises from the performance hereof, the parties hereto shall settle such dispute through consultation. If such consultation proves unsuccessful, either party may bring such dispute to a people's court.

XXI. This Contract shall become effective as of the date of execution.

XXII. This Contract is made in five counterparts. Party B shall retain three copies and the remaining shall be held by Party A or submitted to other related entities.

XXIII. Both parties may enter into separate agreements for matters not covered herein after negotiations.

Party A: Shenzhen Municipal              Party B: Cayman Mindray Medical
Administration of Planning and           Electronics (Shenzhen) Co., Ltd.
State-owned Land (official seal)         (official seal)

Legal Representative: /s/ (illegible)    Legal Representative: /s/ Li Xiting
                      ________________                         _________________

Authorized Agent: ____________________   Authorized Agent: _____________________

Date of Execution: July 18, 2001

Place of Execution: Shenzhen Municipal Administration of Planning and State-owned Land, Nanshan Branch